941 East 3300 South, Suite 202
                                                   Salt Lake City, Utah 84106
                                                       Telephone 801-486-0096
                                                             Fax 801-486-0098
                                                    E-mail Kandersen @msn.com
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ANDERSEN ANDERSEN & STRONG, L.C.
Certified Public Accountants and Business Consultants
Member SEC Practice Section of the AICPA



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



November 4, 1996

BRIA Communications, Inc.
Salt Lake City, Utah

Dear Sirs:

     We hereby consent to the use of our audit report as of and for the year ended December 31, 1995 dated September 27, 1996 in the Form S-8 Registration Statement of BRIA Communications Incorporated.



                              /s/ Andersen Andersen and Strong
                              ---------------------------------
                                 Andersen, Andersen & Strong